EXHIBIT INDEX

(k)      Consent and Opinion of Counsel.

(l) Actuarial Consent and Opinion of Mark Gorham, F.S.A., M.A.A.A., Vice President, Insurance Product Development.

(n)      Consent of Independent Auditors for VUL dated November 16, 2004.

(r)(2) Power of Attorney to sign amendments to this Registration Statement dated July 7, 2004.